UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

MEDBOX, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MEDBOX, INC.

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the “Common Stock”), of Medbox, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date of July 22, 2015 (the “Record Date”). The purpose of this Information Statement is to notify our stockholders that on June 30, 2015, the Board of Directors of the Company (the “Board”) and the holders of (1) more than a majority of the voting power of the Series A Preferred Stock of the Company (the “Preferred Stock”), (2) more than a majority of the voting power of the Common Stock of the Company, and (3) more than a majority of the voting power of the outstanding capital stock of the Company, on an as-converted basis, by written consent in lieu of a meeting of stockholders, authorized the Company to amend its Articles of Incorporation to increase the amount of authorized shares of capital stock of the Company from 110,000,000 to 410,000,000 shares.

The Board believes that the amendment to the Articles of Incorporation (the “Amendment”) is beneficial to the Company. The full text of the Amendment is attached as Appendix A to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of the voting stock of the Company. We anticipate an effective date as soon as possible but not less than 20 days from the date this Information Statement is first mailed to our stockholders. You are urged to read this Information Statement in its entirety for a description of the action taken by the majority stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Section 78.390 of the Nevada Revised Statutes and Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about October 7, 2015.

Sincerely,

Medbox, Inc.

Jeffrey Goh
President and Interim Chief Executive Officer

MEDBOX, INC.

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to holders of record of the shares of the common stock, par value $0.001 per share (the “Common Stock”), of Medbox, Inc. (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the close of business on the record date of July 22, 2015 (the “Record Date”). On June 30, 2015, the Board of Directors of the Company (the “Board”) and the holders of (1) more than a majority of the voting power of the Series A Preferred Stock of the Company (the “Preferred Stock”), (2) more than a majority of the voting power of the Common Stock of the Company, and (3) more than a majority of the voting power of the outstanding capital stock of the Company, on an as-converted basis, by written consent in lieu of a meeting of stockholders (the “Consent”), have authorized the Company to amend its Articles of Incorporation to increase the amount of authorized shares of capital stock of the Company from 110,000,000 to 410,000,000 shares (the “Capital Stock Increase”).

The above action will become effective as soon as possible but not less than 20 days after the date this Information Statement is first mailed to our stockholders.

Because the stockholders holding at least a majority of the voting rights of the outstanding capital stock of the Company voted in favor of the foregoing actions, and such stockholders have sufficient voting power to approve such actions through their ownership of such stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

Our Board has fixed the close of business on July 22, 2015 as the Record Date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about October 7, 2015 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal rights under the Company’s Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

STOCKHOLDER APPROVAL

Pursuant to Section 78.320 of the Nevada Revised Statutes (“NRS”), approval to implement the Capital Stock Increase requires the affirmative vote of the holders of a majority of the voting power of the Company. In addition, the NRS provides in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.

On the Record Date, there were 57,756,490 shares of Common Stock issued and outstanding and 3,000,000 shares of Preferred Stock issued and outstanding. Each share of Common Stock has one vote per share on all matters submitted to a vote of our stockholders. The holders of Preferred Stock vote as a single class with the holders of Common Stock, and have such number of votes as is determined by multiplying (a) the number of shares of Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Preferred Stock and Common Stock on a fully-diluted basis and (c) 0.00000025.

On June 30, 2015, the Board of Directors of the Company and the holders of the Company’s voting securities executed and delivered to the Company the Consent. As of the Record Date, 57.13% of the voting securities of the Company entitled to vote had voted to approve the increase in authorized capital of the Company. Accordingly, in compliance with the NRS, at least a majority of the outstanding voting shares has approved the Capital Stock Increase. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

ACTION TO BE TAKEN

The action will become effective on the date that we file the Certificate of Amendment of the Company’s Articles of Incorporation, as amended, (the “Amendment”), with the State of Nevada. We intend to file the Amendment with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders, or upon the further instruction of the Board.

AMENDMENT OF THE COMPANY’S CERTIFICATE

OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED CAPITAL STOCK

The Board of Directors and the holders of a majority of the voting power of the Company’s stockholders have adopted resolutions approving the Capital Stock Increase, as described below.

The Consent authorized the Company to amend its Articles of Incorporation to increase the amount of authorized shares of capital stock of the Company from 110,000,000 to 410,000,000 shares (the “Capital Stock Increase”). The form of the Amendment to increase the Company’s authorized shares of capital stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law).

Reasons for the Capital Stock Increase

The general purpose of the Capital Stock Increase is to enhance the Company’s ability to finance the development and operation of its business.

Potential uses of the additional authorized shares of capital stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of the Company’s capital stock will give the Company greater flexibility and will allow the Company to issue such shares in most cases without the expense or delay of seeking stockholder approval. Except as previously disclosed in the Company’s annual, quarterly and current reports with the SEC, the Company currently has no specific agreements with respect to the additional authorized but unissued shares of Common Stock and has no specific plans to issue any such shares. The Company may in the future issue shares of its Common Stock in connection with financing transactions and other corporate purposes which its Board of Directors believes will be in the best interest of the Company’s stockholders.

Effect of the Capital Stock Increase

The Capital Stock Increase will not have any immediate effect on the rights of existing stockholders. However, the Company’s Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

Anti-Takeover Effect of Proposed Amendment

The Capital Stock Increase and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Furthermore, the Company’s Certificate of Incorporation presently provides special voting rights and protective covenants to the holders of the Company’s Series A Preferred Stock. The holders of Series A Preferred Stock receive additional votes for each new share of capital stock that is issued by the Company, and these voting rights could have the effect of deterring investors from acquiring the Company’s capital stock. The holders of Series A Preferred Stock also must consent to changes of control and other specific company actions, which could also deter a change of control.

The Company has no present intention or plan to employ the additional unissued authorized shares as an anti-takeover device. It is possible, however, that management could use the additional shares in an effort to prevent a third-party acquirer from gaining control by issuing shares of authorized and unissued common stock that would discourage persons from acquiring additional shares, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management and dilute the stock ownership or voting rights of persons seeking to cause such removal. Each of these could potentially limit the opportunity for the Company’s stockholders to dispose of their stock at a premium.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the proposed Articles of Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock is not being proposed with the intention that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of September 20, 2015 by (i) each person who is known by us to beneficially own more than 5% of the Company’s outstanding shares of voting securities; (ii) each of the Company’s directors and executive officers; and (iii) all of the Company’s executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. The percentages below are based on 92,444,875 shares outstanding on September 20, 2015 and assume the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of September 20, 2015.

	Number of Shares Beneficially Owned		Percentage of Outstanding Shares Beneficially Owned
Dr. Bruce Bedrick	7,473,917	(1)	7.67%
Jeffrey Goh	—		—
Vincent Mehdizadeh	9,277,952	(2)	10.00%
C. Douglas Mitchell (7)	294,733		*
Jennifer Love	44,452		*
J. Mitchell Lowe	848,459	(6)	0.92%
Ned L. Siegel	899,749	(3)	0.97%
PVM International, Inc. (4)	2,181,819		2.36%
Vincent Chase, Incorporated (5)	7,096,133		7.68%
All officers and directors as a group (5 persons)	2,087,393		2.25%

*	Less than 1%.
(1)	Based solely on information on a Form 4 filed with the Securities and Exchange Commission on August 28, 2015. Includes 5,000,000 shares issuable upon conversion of 1,000,000 shares of Preferred Stock.
(2)	Based solely on information on a Form 4 filed with the Securities and Exchange Commission on September 1, 2015. Includes 7,096,133 shares beneficially owned by Vincent Chase, Incorporated and 2,181,819 shares held by PVM International, Inc.
(3)	Includes shares of common stock underlying 258,555 warrants immediately exercisable at $0.40 per share issued pursuant to the terms of the warrants contained in that certain subordinated convertible note the form of which was filed with the Securities and Exchange Commission as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed February 2, 2015, which such note was converted by Mr. Siegel on July 9, 2015 at a price of $0.20 per share.
(4)	Based solely on information on a Form 4 filed with the Securities and Exchange Commission on September 1, 2015. Vincent Mehdizadeh has voting and dispositive power over the securities held by PVM International, Inc.
(5)	Based solely on information on a Form 4 filed with the Securities and Exchange Commission on September 1, 2015. Vincent Mehdizadeh has voting and dispositive power over the securities held by Vincent Chase, Incorporated.
(6)	Includes shares of common stock underlying 237,778 warrants immediately exercisable at $0.22 per share issued pursuant to the terms of the warrants contained in that certain subordinated convertible note the form of which was filed with the Securities and Exchange Commission as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed February 2, 2015, which such note was converted by Mr. Lowe on September 3, 2015 at a price of $0.11 per share.
(7)	Restricted Stock Units exercisable into shares at the election of the holder. Mr. Mitchell was awarded the RSUs pursuant to his Employment Agreement, dated October 16, 2014, filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 21, 2014.

The address of Vincent Mehdizadeh, PVM International, Inc., and Vincent Chase, Incorporated is 6700 Fallbrook Ave., Suite 289, West Hills, CA 91307. The address of Bruce Bedrick is 5375 Monterey Circle, Unit 32, Delray Beach, FL 33484. The address of all other listed persons is c/o Medbox, Inc., 600 Wilshire Blvd. Suite 1500, Los Angeles, CA, 90017.

No Appraisal Rights

Under Nevada law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Capital Stock Increase.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this action as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, we do not believe that our officers or directors have interests in this action that are different from or greater than those of any other of our stockholders.

Change of Control

Effective August 24, 2015, Vincent Chase, Incorporated (“VM”) cancelled without consideration all of its 2 million shares of Preferred Stock and 3 million shares of Common Stock. As a result of this action, neither VM nor any of its affiliates holds a majority of the voting power of the Company, which to the Company’s knowledge is no longer held by a single person or entity or group thereof.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. This practice is intended to eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. We undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.

If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send your request to: MEDBOX, INC., 600 Wilshire Blvd. Ste. 1500, Los Angeles, CA 90017 or call us at (800)-762-1452. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, you may send your request to the above mailing address or call the above phone number.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

By order of the Board of Directors

Jeffrey Goh
President and Interim Chief Executive Officer

Appendix A

Certificate of Amendment of the

Articles of Incorporation

1. The name of the Corporation is Medbox, Inc.

2. The first paragraph of Article Six of the Articles of Incorporation of the Corporation has been amended as follows:

“The total number of shares of capital stock which the Corporation shall have the authority to issue is Four Hundred Ten Million (410,000,000) which shall be divided into two classes: (1) Common Stock in the amount of Four Hundred Million (400,000,000) shares having par value of $0.001 each; and (2) Preferred Stock in the amount of Ten Million (10,000,000) shares having par value of $0.001 each. Five Million (5,000,000) shares of the Corporation’s Preferred Stock have been designated as Series A Preferred Stock.”

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of the articles of incorporation is: A majority of the capital stock of the Corporation, voting on an as-converted basis, and a majority of the Series A Preferred Stock of the Corporation, voting as a separate class.

MEDBOX, INC.

By:	C. Douglas Mitchell
Its:	Chief Financial Officer